EXHIBIT 21.1

LIST OF SUBSIDIARIES OF
ST. JOSEPH, INC.

NAME OF SUBSIDIARY	JURISDICTION OF INCORPORATION	NAMES UNDER WHICH THE SUBSIDIARY CONDUCTS BUSINESS
Staf*Tek Services, Inc.	Oklahoma	Staf*Tek Staf*Tek Services